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                                                                    Exhibit 23.3



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the registration statement of Genesco Inc. listed below of our report dated February 27, 2001 with respect to the consolidated financial statements and schedule of Genesco Inc. included in its Annual Report (Form 10-K) for the year ended February 2, 2002, filed with the Securities and Exchange Commission:

         Form S-8 pertaining to the Genesco 1996 Stock Incentive Plan


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Knoxville, Tennessee
May 1, 2003